UNITED  STATES
                      SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.  20549

                                  FORM  8-K


                 Current  Report  Pursuant  to  Section  13  or  15(d)  of
                           The  Securities  Act  of  1934

Date  of  Report  (Date  of  earliest  event  reported)  January  15,  2002
                                                 -----------------

                             CAVALRY  BANCORP,  INC.
                       --------------------------------
            (exact  name  of  registrant  as  specified  in  its  charter)

      Tennessee                    0-23605                   62-1721072
-------------------------------------------------------------------------
  (State  or  other                (Commission              (I.R.S.  Employer
   jurisdiction                  File  Number)            Identification  No.)
  of  incorporation)


  114  West  College  Street,  Murfreesboro,  Tennessee            37130
  ------------------------------------------------      -----------------
      (Address  of  principal  executive  offices)              (Zip  Code)

Registrant's  telephone  number,  including  are  code       (615)  893-1234
                                                   -----------------------

                            Not  Applicable
  -----------------------------------------------------------------------
       (Former  name  or  former  address,  if  changed  since  last  report)

Item  9  Regulation  FD  Disclosure

Cavalry Bancorp, Inc. announced the acquisition of 100 percent of the issued and outstanding stock of Miller & Loughry Insurance and Services, Inc., a locally owned and operated, general insurance agency on January 4, 2002.

The press release concerning the announcement of this event is incorporated herein by reference and is included as Exhibit 99(a) to this Form 8-K.

Item  7.  Exhibits
        99.  Exhibits
             (a)  Press  Release  of  the  Company  Dated  January  13,  2002

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              CAVALRY  BANCORP,  INC.


Date:  January  15,  2002                   By:    /s/Ed  C.  Loughry,  Jr.
                                               -----------------------------
                                               Ed  C.  Loughry,  Jr.
                                               President  and  Chief  Executive
                                               Officer


Date:  January  15,  2002                   By:    /s/Hillard  C.  Gardner
                                               ------------------------------
                                               Hillard  C.  Gardner
                                               Senior  Vice  President  and
                                               Chief  Financial  Officer

EXHIBIT  99(a)       Press  Release
-----------------------------------------------------------------------
***FOR  IMMEDIATE  RELEASE***

Contact:

William  S.  Jones
Senior  Vice  President
And  Chief  Administrative  Officer
615/849-2272


CAVALRY  BANKING  ANNOUNCES  NEW  INSURANCE  DIVISION


Murfreesboro, Tennessee (JANUARY 13, 2002)---Cavalry Bancorp, Inc. (NASDAQ:CAVB) today announced a new division that will include insurance and human resources services. Miller & Loughry Insurance and Services, Inc. has been purchased, and will retain the name as a Division of Cavalry Banking.

Ronnie Knight, President and Chief Operating Officer of Cavalry Banking, said, "We are excited about our expansion into insurance services. Our new insurance division will diversify Cavalry Banking's efforts to provide our customers with one-stop financial services, and is consistent with our philosophy of doing business with local people we have known for years and have trust in their abilities."

Miller & Loughry Insurance and Services, Inc., has been located in Murfreesboro, Tennessee since 1949. It is one of the oldest and largest independent insurance agencies in Rutherford County. In addition to offering a full array of insurance products and services, the firm will continue to provide Human Resource services to small businesses, including recruiting, training programs, assistance in government compliance such as the Drug Free Workplace, consulting and much more. The firm's fully licensed and experienced staff is available to meet the needs of its customers by providing highly personalized and hands-on claim services, 24 hours a day, 7 days a week. Insurance services will include both business, personal life and employee benefits for groups and individuals.

Edward E. Miller, III, Chairman of Miller & Loughry, stated, "Being a part of the Cavalry Banking team will provide us access to more resources that will help us better serve our clients. We look forward to expanding the insurance services and other products we provide to customers in the communities where Cavalry Banking is located."

William S. Jones, Executive Vice President of Cavalry Banking, went on to say, "The acquisition of Miller & Loughry Insurance and Services, Inc. should be a positive contributor to earnings this fiscal year. Cavalry Banking continues to achieve solid financial results and operates in a sound financial condition, and we believe this division will help deliver increased long-term returns to our stockholders. We remain very optimistic about the future for Cavalry Banking."

The insurance division of Cavalry Banking will temporarily remain in it's current office at 301 West Main Street, Murfreesboro Tennessee. Construction has begun on offices on the first floor of the bank's financial center in Murfreesboro, where the insurance division will be housed in early spring.

With assets in excess of $400 million, Cavalry Bancorp, the parent of Cavalry Banking, is a community-oriented financial institution operating nine offices in Central Tennessee.

Safe  Harbor  Statement  under  the  Private Securities Litigation Reform Act of
1995:

The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.